                                                                         Ex. 2.2

CONTRATO DE PRENDA MERCANTIL que con fecha 1 de noviembre de 2001, celebran:

    (1) RICARDO BON ECHAVARRIA, por su propio derecho y en representacion de los senores CARLOS BON ECHAVARRIA, OSCAR BON ECHAVARRIA y LUIS GUILLERMO ECHAVARRIA DE LA VEGA (a quienes en lo sucesivo se les denominara conjuntamente como los "Garantes Prendarios"), y;

    (2) AGROBIONOVA, S.A. de C.V., representada en este acto por los senores Fidel Hoyos Pescador y Gerardo Gabriel Montemayor Garza (a quien en lo sucesivo se le denominara "AGROBIONOVA" o el "DEPOSITARIO").

                            A N T E C E D E N T E S

    I.- Con fecha 1 de noviembre de 2001, AGROBIONOVA celebro un contrato de compraventa de acciones con los Garantes Prendarios (en lo sucesivo y por brevedad el "Contrato de Compraventa"), por virtud del cual los Garantes Prendarios adquirieron de Agrobionova 2'500,500 (Dos Millones Quinientas Mil Quinientas) acciones nominativas (las "Acciones"), representativas del capital social suscrito y pagado de Interfruver, S.A. de C.V. ("Interfruver").Una copia del Contrato de Compraventa se adjunta al presente Contrato como Anexo "A".

    II.- Derivado de la celebracion del Contrato de Compraventa, existe un adeudo pendiente por cubrir a cargo de los Garantes Prendarios, por lo que con el fin de documentar adicionalmente su obligacion de pagar a AGROBIONOVA el adeudo insoluto derivado de la compra de las Acciones, los Garantes Prendarios suscribieron dos pagares (los "Pagares") en favor de AGROBIONOVA, que importan una parte del precio insoluto de compraventa de las Acciones. Una copia de los Pagares se adjuntan al presente Contrato como Anexos "B" y "C".

    En lo sucesivo, al Contrato de Compraventa y al Pagare y a cualquier otro documento celebrado de conformidad con dichos instrumentos se les denominara, conjuntamente, los "Documentos de la Compraventa".

                            D E C L A R A C I O N E S

I.-  Los Garantes Prendarios declaran que:

    (a) A la fecha del presente Contrato son los legitimos y unicos propietarios, entre otras, de las Acciones.

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                                       2

    (b) Las Acciones (i) se encuentran totalmente suscritas y pagadas, (ii) se encuentran libres de todo gravamen y/o limitacion de dominio, (iii) estan representadas por los titulos definitivos numeros, 005, 006, 007, 012, 014 y 015 y (iv) representan, por lo menos, el 50.01% (cincuenta punto cero uno por ciento) del total del capital social suscrito y pagado de Interfruver.

    (c) Que con el fin de inducir a AGROBIONOVA a que efectue la venta a plazos de las Acciones, han convenido en constituir una prenda sobre las Acciones, con el fin de garantizar el pago exacto y oportuno de todas las cantidades que le adeudan a AGROBIONOVA conforme al Contrato de Compraventa y los Pagares.

    (e) Son personas fisicas de nacionalidad mexicana, con plenas facultades para obligarse conforme a los terminos y condiciones previstos en el presente Contrato.

    (f) Todos ellos casados, excepto Ricardo Bon Echavarria, conforme a las leyes de los Estados Unidos Mexicanos ("Mexico") bajo el regimen de separacion de bienes.

    (g) La suscripcion, entrega y cumplimiento por parte de los Garantes Prendarios de este Contrato, no violan ley o restriccion contractual alguna que obligue o afecte a los Garantes Prendarios.

    (h) No se requiere de autorizacion ni registro alguno de, o ante cualquier autoridad gubernamental u organo regulador, para la debida suscripcion, entrega y cumplimiento por parte de los Garantes Prendarios del presente Contrato, excepto por el registro de la prenda que se constituye mediante este Contrato en el Libro de Registro de Acciones de Interfruver.

    (i) El senor Ricardo Bon Echavarria esta plenamente facultado para celebrar el presente Contrato en nombre y representacion de los senores Carlos Bon Echavarria, Oscar Bon Echavarria y Luis Guillermo Echavarria de la Vega, facultades que acredita con la copia certificada del testimonio notarial que se adjunta marcada como Anexo "D", las cuales no le han sido modificadas, limitadas ni revocadas de manera alguna.

    (j) Las obligaciones que asumen en el presente Contrato son validas y exigibles en su contra de conformidad con los terminos del mismo.

    Considerando los Antecedentes y Declaraciones que preceden, las partes convienen en sujetarse a lo dispuesto en las siguientes:

                               C L A U S U L A S

    PRIMERA.- En este acto los Garantes Prendarios constituyen prenda sobre las Acciones en favor de AGROBIONOVA (conjuntamente con cualquier producto derivado de las mismas, incluyendo, acciones, dividendos y dinero pagadero en relacion con las Acciones), en garantia del cumplimiento puntual y exacto de todas y cada una de las obligaciones que le derivan a los Garantes Prendarios conforme a los Documentos de la Compraventa, incluyendo, sin limitar, el pago exacto y oportuno de todas y cada una de las cantidades que por concepto de suma principal, intereses y demas accesorios adeuden los Garantes Prendarios a AGROBIONOVA conforme a los Documentos de la Compraventa.

    SEGUNDA.- La garantia que se constituye conforme al presente Contrato, se constituye en los terminos del articulo 334 de la Ley General de Titulos y Operaciones de Credito ("LGTOC") vigente en Mexico, mediante:

        (a) El endoso en garantia que los Garantes Prendarios hacen de los titulos que amparan las Acciones, en favor de AGROBIONOVA;

        (b) El deposito de los titulos que amparan las Acciones con la propia AGROBIONOVA, en el entendido que, el Depositario por este medio otorga el certificado de resguardo a que se refiere el articulo 337 de la LGTOC; y

        (c) La anotacion de la prenda que aqui se constituye en el Libro de Registro de Acciones de Interfruver, lo que se acredita con la certificacion del Secretario del Consejo de Administracion de Interfruver que en este acto se entrega a AGROBIONOVA, cuya copia se adjunta como Anexo "E".

    TERCERA.- La prenda que los Garantes Prendarios han constituido conforme a este Contrato, quedara sujeta a los siguientes terminos:

        (a)  El Depositario mantendra en custodia, durante todo el tiempo que
permanezca insoluta cualquiera de las obligaciones que garantizan   EL PAGO
FIJO conforme a este Contrato, los titulos que amparan las Acciones.

        (b) Si los Garantes Prendarios incurren en incumplimiento del PAGO FIJO senalado en el Contrato de Compraventa, AGROBIONOVA tendra derecho a ejercer todos los derechos corporativos que se derivan de las Acciones. Para tales efectos, cuando los Garantes Prendarios deseen participar en una

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                                       4

asamblea de accionistas de Interfruver, los Garantes Prendarios debera notificar por escrito al Depositario con por lo menos diez (10) dias de anticipacion a la celebracion de dicha asamblea, que se ha convocado y/o se va a celebrar y/o los procedimientos que el Depositario debera llevar a cabo para que los Garantes Prendarios pueda votar las Acciones en dicha asamblea de accionistas; y el Depositario debera suscribir y entregar a los Garantes Prendarios, a mas tardar cinco (5) dias antes de la fecha de dicha asamblea de accionistas, los documentos y/o los certificados que sean necesarios; en el entendido que (i) si dicha notificacion no es entregada al Depositario conforme a lo previsto en este parrafo, AGROBIONOVA no sera responsable de que los Garantes Prendarios no puedan ejercer sus derechos de voto en dicha asamblea de accionistas, (ii) los Garantes Prendarios deberan abstenerse de ejercer sus derechos de voto derivados de las Acciones, si el respectivo ejercicio de dichos derechos fuere inconsistente con, o resultare en una violacion de cualquier disposicion de los Documentos de la Compraventa, segun AGROBIONOVA, a su juicio lo considere justificablemente probable, y (iii) si ha ocurrido una causa de incumplimiento en cualquiera de los Documentos de la Compraventa, o si los Garantes Prendarios han incurrido en incumplimiento de cualquiera de sus obligaciones conforme al presente Contrato, en dicho caso AGROBIONOVA (a traves de un apoderado designado por AGROBIONOVA para tales efectos) ejercitara los derechos de voto que se derivan de las Acciones, en forma tal que no sea inconsistente con, o resulte en violacion de cualquier disposicion de los Documentos de la Compraventa.

    CUARTA.- De conformidad con los terminos del Articulo 343 de la LGTOC, si la totalidad o parte de las Acciones fueren amortizadas mediante el pago en efectivo de su valor, ya sea por disminucion de capital social o por liquidacion de Interfruver o por cualquier otra causa, AGROBIONOVA recibira dicho pago en efectivo; en el entendido que, cualquier cantidad recibida en estos terminos por AGROBIONOVA, quedara sujeta a la prenda constituida conforme al presente Contrato, para ser aplicada por AGROBIONOVA, en caso de incumplimiento de los Garantes Prendarios, al pago de las obligaciones garantizadas conforme a este Contrato, de conformidad con lo previsto en el Articulo 338 de la LGTOC.

    QUINTA.- Las partes convienen expresamente en que AGROBIONOVA tendra derecho a ejercer sus derechos conforme a este Contrato e iniciar cualquier procedimiento legal para ejecutar la prenda de las Acciones constituida por este medio, si (i) ocurriere cualquier causa de incumplimiento de los Documentos de la Compraventa; o (ii) los Garantes Prendarios incurren en incumplimiento de cualquiera de sus obligaciones conforme al presente.

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                                       5

    SEXTA.- El presente Contrato estara en pleno vigor y efecto hasta, e inclusive, la fecha en que todas las obligaciones de los Garantes Prendarios conforme a los Documentos de la Compraventa hayan sido cumplidas.

En caso de que los Garantes Prendarios, liquiden en forma anticipada a su vencimiento el PRECIO FIJO de su adeudo conforme al Contrato de Compraventa,
o en su defecto, al dia 31 de Agosto del ano 2002, fecha de vencimiento del PRECIO FIJO, estos liquidan su adeudo a favor de AGROBIONOVA, de conformidad con lo establecido en el Contrato de Compraventa, esta otorgara a favor de los Garantes Prendarios la liberacion de la garantia prendaria, haciendo entrega de los certificados o titulos de las Acciones depositadas conforme al presente Contrato.

    SEPTIMA.- Todas las notificaciones o avisos que se contemplan en este Contrato, se haran por escrito y se enviaran por telefax, o se entregaran a cada parte de este Contrato en su domicilio que consta a continuacion, o a cualquier otro domicilio que cualquier parte senale en aviso por escrito dado a las demas partes de este Contrato.

    "GARANTES PRENDARIOS":                       "AGROBIONOVA":
    ----------------------                       --------------
        Elote 2625                               Rio Caura 358
     Mercado de Abastos                          Col. del Valle
    Guadalajara, Jalisco               San Pedro Garza Garcia, Nuevo Leon

    Todas las notificaciones y avisos que se entreguen en el domicilio de la parte correspondiente, surtiran efecto en la fecha de entrega de los mismos y los que sean enviados por telefax, cuando el destinatario de los mismos emita un recibo reconociendo la entrega de la notificacion o aviso correspondiente.

    OCTAVA.- A solicitud de cualquiera de las partes, el presente Contrato sera ratificado ante Notario o Corredor Publico. Los gastos de dicha ratificacion seran a cargo de la parte que solicite tal ratificacion.

    NOVENA.- Este Contrato se regira e interpretara de conformidad con las leyes de los Estados Unidos Mexicanos. Los Garantes Prendarios y AGROBIONOVA en este acto se someten irrevocablemente a la jurisdiccion exclusiva de los tribunales competentes de la Ciudad de Monterrey, Nuevo Leon, Mexico, respecto de cualquier demanda o procedimiento legal derivado de este Contrato, renunciando expresamente a cualquier otra jurisdiccion que pudiesen tener ahora o en un futuro en virtud de sus domicilios, o por cualquier otra razon.

    EN TESTIMONIO DE LO ANTERIOR, las partes suscriben el presente Contrato en la fecha indicada en el proemio de este instrumento, ante la presencia de dos testigos mayores de edad.

  "GARANTES PRENDARIOS":                        "AGROBIONOVA":
  ----------------------                        --------------

/s/ RICARDO BON ECHAVARRIA                 /s/ FIDEL HOYOS PESCADOR
--------------------------             --------------------------------
RICARDO BON ECHAVARRIA                         Representado por:
Por su propio Derecho                        Fidel Hoyos Pescador


/s/ RICARDO BON ECHAVARRIA                  /s/ GERARDO GABRIEL
--------------------------                    MONTEMAYOR GARZA
  CARLOS BON ECHAVARRIA                --------------------------------
    Representado por:                         Representado por:
 RICARDO BON ECHAVARRIA                Gerardo Gabriel Montemayor Garza


/s/ RICARDO BON ECHAVARRIA
   OSCAR BON ECHAVARRIA
--------------------------
   Representado por:
  RICARDO BON ECHAVARRIA


/s/ RICARDO BON ECHAVARRIA
--------------------------
LUIS GUILLERMO ECHAVARRIA
       DE LA VEGA
    Representado por:
  RICARDO BON ECHAVARRIA